        As filed with the Securities and Exchange Commission on     1999
                                                      Registration No. 333-75241

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ----------------
                               AMENDMENT NO. 1 TO
                                    Form S-4
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                               ----------------
                           SunGard Data Systems Inc.
             (Exact name of registrant as specified in its charter)

            Delaware                          7379                 51-0267091
 (State or other jurisdiction of  (Primary Standard Industrial (I.R.S. Employer
 incorporation or organization)    Classification Code Number) Identification No.)

                           SunGard Data Systems Inc.
                               1285 Drummers Lane
                           Wayne, Pennsylvania 19087
                                  610-341-8700
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ----------------
                           Lawrence A. Gross, Esquire
                       Vice President and General Counsel
                           SunGard Data Systems Inc.
                               1285 Drummers Lane
                           Wayne, Pennsylvania 19087
                                  610-341-8700
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                               ----------------
                                   Copies to:
  Arthur H. Miller, Esquire Blank Rome      Fern S. Watts, Esquire Greenberg
Comisky & McCauley LLP One Logan Square    Traurig, P.A. 1221 Brickell Avenue
         Philadelphia, PA 19103                     Miami, FL 33131
                               ----------------
   Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable following the effectiveness of this Registration Statement.
   If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                               ----------------
   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

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   This amendment is being filed for the sole purpose of amending the tax opinion of Greenberg Traurig, P.A. which is included as Exhibit 8.2 hereof.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   The Delaware General Corporation Law provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any action, suit or proceeding.

   The Registrant's Bylaws provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law. As permitted by the Delaware General Corporation Law, the Registrant has adopted an amendment to its Amended and Restated Certificate of Incorporation to eliminate the personal liability of its directors to the Registrant and its stockholders, in certain circumstances, for monetary damages arising from a breach of the director's duty of care. Additionally, the Registrant has entered into indemnification agreements (in the form approved by the Registrant's stockholders at its 1987 Annual Meeting) with each of its directors and officers. These agreements provide indemnification to the fullest extent permitted by law and, in certain respects, provide greater protection than that specifically provided by the Delaware General Corporation Law. The agreements do not provide indemnification for, among other things, conduct that is adjudged to be fraud, deliberate dishonesty or willful misconduct.

   The Registrant has obtained directors' and officers' liability insurance that covers certain liabilities, including liabilities to the Registrant and its stockholders, in the amount of $20 million.

   Pursuant to the Reorganization Agreement, all rights to indemnification existing in favor of the persons serving as directors or officers of FDP as of the date of the Reorganization Agreement for acts and omissions occurring prior to the Effective Time, as provided in FDP's Bylaws (as in effect as of the date of the Reorganization Agreement) and as provided in the indemnification agreements between FDP and said directors and officers (as in effect as of the date of the Reorganization Agreement), shall survive the Merger and the Registrant shall cause the Surviving Corporation to perform all of its obligations arising thereunder for a period of not less than five years from the Effective Time.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits

 Exhibit
 Number                                Exhibits
 ------- -------------------------------------------------------------------
    2.1  Agreement and Plan of Reorganization dated as of January 15, 1999, among the Registrant, FDP Corp. ("FDP"), and Development Corp.
         ("Merger Sub"). (See Appendix A to the Proxy Statement/Prospectus.)
    5.1  Legal Opinion of the Registrant's General Counsel.
    8.1  Tax Opinion of Blank Rome Comisky & McCauley LLP.
  * 8.2  Tax Opinion of Greenberg Traurig, P.A.
   23.1  Consent of PricewaterhouseCoopers LLP, independent accountants.
   23.2  Consent of KPMG LLP, independent auditors.
   23.3  Consent of Broadview Int'l LLC.
  *23.4  Consent of Greenberg Traurig, P.A. (included in Exhibit 8.2).
   23.5  Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit
         8.1).
   24.1  Power of Attorney (see page II-3).
   99.1  Form of Voting Agreement and Irrevocable Proxy.
   99.2  Form of Affiliate Agreement.
   99.3  FDP Form of Proxy.

--------
*Filed herewith

   (b) Financial Statement Schedules

   The information required to be set forth herein with respect to FDP is incorporated by reference from FDP's Annual Report on Form 10-K for the fiscal year ended November 30, 1997. No financial data schedules are required for the Registrant.

   (c) Item 4(b) Reports

   See Appendix B to the Proxy Statement/Prospectus.

Item 22. Undertakings.

   (1) The Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Proxy Statement/Prospectus pursuant to Items 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

   (2) The Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

   (3) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Restated Certificate of Incorporation (the "Certificate of Incorporation") and the Amended and Restated Bylaws (the "Bylaws") of the Registrant and the Delaware General Corporation Law, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the question has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (5) (A) The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

   (B) The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (A) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

   Pursuant to the Requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on the date indicated.

                                         SUNGARD DATA SYSTEMS INC.

                                         By:  /s/ James L. Mann
                                            -----------------------------------
Date: March 30, 1999                           James L. Mann
                                               Chief Executive Officer,
                                                President
                                               and Chairman of the Board of
                                                Directors

             Signature                        Capacity               Date

        /s/ James L. Mann               Chief Executive
                                         Officer,
                                         President, and
                                         Chairman of the
                                         Board of Directors
                                         (principal executive officer)
                                                               March 30, 1999
----------------------------------
          James L. Mann

                *                       Chief Financial        March 30, 1999
----------------------------------       Officer and Vice
         Michael J. Ruane                President--Finance
                                         (principal
                                         financial officer)

                *
                                        Vice President and     March 30, 1999
                                         Controller
----------------------------------       (principal
       Andrew P. Bronstein               accounting
                                         officer)

                *
                                        Director               March 30, 1999
----------------------------------
        Gregory S. Bentley

                *
                                        Director               March 30, 1999
----------------------------------
        Michael C. Brooks

                *
                                        Director               March 30, 1999
----------------------------------
       Albert A. Eisenstat

                *
                                        Director               March 30, 1999
----------------------------------
        Bernard Goldstein

                *
                                        Director               March 30, 1999
----------------------------------
           Michael Roth

                *
                                        Director               March 30, 1999
----------------------------------
        Malcolm I. Ruddock

                *
                                        Director               March 30, 1999
----------------------------------
      Lawrence J. Schoenberg

          /s/ James L. Mann                                    March 30, 1999
*By: _______________________________
            James L. Mann
         (Power of Attorney)

                               INDEX TO EXHIBITS


 Exhibit
 Number                                Exhibits
 ------- -------------------------------------------------------------------
    2.1  Agreement and Plan of Reorganization dated as of January 15, 1999, among the Registrant, FDP Corp. ("FDP"), and Development Corp.
         ("Merger Sub"). (See Appendix A to the Proxy Statement/Prospectus.)

    5.1  Legal Opinion of the Registrant's General Counsel.

    8.1  Tax Opinion of Blank Rome Comisky & McCauley LLP.

   *8.2  Tax Opinion of Greenberg Traurig, P.A.

   23.1  Consent of PricewaterhouseCoopers LLP, independent accountants.

   23.2  Consent of KPMG Peat Marwick LLP, independent auditors.

   23.3  Consent of Broadview Int'l LLC.

  *23.4  Consent of Greenberg Traurig, P.A. (included in Exhibit 8.2).

   23.5  Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit
         8.1).

   24.1  Power of Attorney (see page II-3).

   99.1  Form of Voting Agreement and Irrevocable Proxy.

   99.2  Form of Affiliate Agreement.

   99.3  FDP Form of Proxy.

*Filed herewith.